                                                RE: NN, Inc.
                                                2000 Waters Edge Drive
                                                Johnson City, TN  37604

FOR FURTHER INFORMATION:

AT THE COMPANY                                            AT FRB|WEBER SHANDWICK
--------------                                            ----------------------
Will Kelly                                                Kerry Thalheim  Julie Tu
Treasurer & Manager of Investor Relations                 (General info)  (Analyst info)
(423) 743-9151                                            212-445-8437    212-445-8456

FOR IMMEDIATE RELEASE
February 25, 2003

                 NN, INC. REPORTS REVENUE IMPROVEMENTS OF 22.9%
              IN THE 2002 FOURTH QUARTER AND 7.1% FOR THE FULL YEAR

                   Full Year 2002 Adjusted Earnings Per Share
                       Increased 100% From $0.27 to $0.54

Johnson City, Tenn., February 25, 2003 - NN, Inc. (Nasdaq: NNBR) today reported its financial results for the fourth quarter ended December 31, 2002.

Net sales for the fourth quarter of 2002 were $49.1 million, up 22.9% from $40.0 million for the same period of 2001. Net income for the fourth quarter of 2002 totaled $7.3 million, or $0.46 per share compared to a net loss of $1.0 million or $0.07 loss per share for the fourth quarter of 2001. Earnings per share of
$0.46 for the fourth quarter of 2002 include a non-taxable gain of $5.9 million, or $0.38 per share, associated with the previously announced purchase of
INA/FAG's 23 % interest in NN Euroball on December 20, 2002. Additionally, recorded in the 2002 fourth quarter was an after-tax charge of $767,000, or
$0.05 per share. This charge was associated with an additional impairment charge related to the Walterboro, South Carolina facility, which was closed in
September of 2001. Adjusting for these items, net income was $2.2 million or
$0.14 per share for the 2002 fourth quarter.

The fourth quarter of 2001 net loss includes approximately $1.2 million in net after-tax charges to earnings, or $0.08 per share as well as $300,000 of NN Arte minority interest losses included in NN's financial statements. The details of the approximately $1.2 million of after-tax charges to earnings are as follows:
$766,000 associated with the closing of the Company's Walterboro, South Carolina manufacturing facility, including a charge related to the impairment of the facility at lower than book value; a loss of $140,000 associated with the 2001 divestiture of NN's 30% interest in the joint venture ball company in China; an additional reserve of approximately $270,000 in the fourth

quarter for the remaining balance of a trade account receivable associated with a previously announced customer that had filed for Chapter 7 bankruptcy protection; approximately $145,000 in charges associated with Euroball corporate organizational and structuring charges; and finally, earnings of approximately
$100,000 associated with the receipt of insurance proceeds from the demutualization of an insurance carrier. Additionally, effective January 1,
2002, the Company adopted Statement of Financial Accounting Standard No. 142
(SFAS142) "Goodwill and Other Intangible Assets," which states that goodwill and intangible assets deemed to have indefinite lives are no longer subject to amortization, but are periodically evaluated for impairment. The fourth quarter of 2001 included goodwill amortization expense of $279,000 net of tax and minority interest. Adjusting for these items, net income for the fourth quarter of 2001 was $464,000 or $0.03 per share.

Net sales for the full year of 2002 were $193.0 million, up 7.1% compared to
$180.2 million in 2001. Net sales in 2001 reflect approximately 10 1/2 months of revenue contribution from Delta Rubber Company, which was acquired on February
16, 2001 in a transaction using the purchase method of accounting.

Net income for the full year of 2002 totaled $13.7 million, or $0.87 per share, compared to $4.7 million or $0.30 per share, for the same period of 2001.
Excluding the aforementioned non-taxable gain on the purchase of INA/FAG's 23%
interest in NN Euroball of $5.9 million and an after-tax charge of $767,000 reflecting the impairment associated with the Walterboro closing, net income totaled $8.5 million, or $0.54 per share. Adjusting for the aforementioned items recorded in the fourth quarter as well as a full year of goodwill amortization, net income for 2001 totaled $4.2 million, or $0.27 per share.

David L. Dyckman, Chief Financial Officer, commented, "This was the third consecutive quarter in which we reported year-over-year improvement in revenues and operating results when compared to 2001. Revenues for the fourth quarter of
2002 of $49.1 million grew by approximately 22.9% over fourth quarter 2001. We experienced good demand associated with strong automotive sales throughout 2002.
However, sales to the general industrial segment continued to remain at depressed levels throughout 2002. Adjusted EPS of $0.54 per share for 2002 increased 100% from the adjusted $0.27 per share earned in 2001.

"As a percentage of net sales, the gross profit margin was 24.8% in the fourth quarter of 2002 versus 22.2% in the fourth quarter of 2001. For the full year of
2002, the gross profit margin was 25.2% as compared to 23.8% for the full year of 2001. This improvement over the prior year reflects the continuing benefit of the initiatives to lower our cost structure, the consolidation of our domestic ball and roller operations in the fourth quarter of 2001 and increased efficiencies associated with higher volume levels.

"Selling, general and administrative expenses for the fourth quarter of 2002 declined to 8.0% as a percentage of net sales compared to 11.1% in the prior year. For the full year of

2002, selling, general and administrative expenses as a percentage of sales were
8.9% compared to 9.3% in 2001.

Roderick R. Baty, Chairman and Chief Executive Officer, stated, "We are especially pleased to report positive results for both the fourth quarter and full year despite the fact that economies in both Europe and North America remain uncertain.

"During 2002, we focused on prudent balance sheet management as evidenced by our strong cash flow and debt reduction results. Excluding the impact of purchasing
INA/FAG's interest in NN Euroball in December 2002, the Company reduced debt by
$15.3 million for the year, exceeding our goal of reducing debt by $12 million.

"Looking forward into 2003, we believe NN is well positioned to achieve solid results despite the continuing uncertainty of the current global economic environment. Accordingly, we anticipate earnings per share for the first quarter of 2003 to be in the range of $0.16 per share to $0.18 per share. After considering the earnings accretion of the purchase of INA/FAG's 23% share in NN
Euroball, we are raising our full year earnings per share guidance to $0.68 to
$0.71, on revenues of approximately $200 million. While we will continue to focus on debt reduction and maximizing cash flow, we anticipate increasing our capital expenditures from $6.6 million in 2002 to $9.4 million in 2003.

"We are continuing our due diligence process regarding the acquisition of SKF's
Veenendaal, the Netherlands, tapered roller and metal cage manufacturing operation. Pending successful negotiations, we would anticipate closing in the first quarter of 2003. In addition, we are currently in discussions with SKF regarding their right to sell NN their 23% ownership interest in NN Euroball. We believe these pending transactions would expand NN's bearing component product offering while at the same time would provide additional value to our global bearing customers. Assuming the completion of the above transactions, our debt profile will still be at relatively conservative levels, approximately two times debt-to-EBITDA."

"Our shelf registration filed with the Securities and Exchange Commission on
September 26, 2002 was declared effective on February 11, 2003. The registration provides for the sale of 3.7 million selling stockholder shares and up to $36.0 million of company shares."

NN, Inc. manufactures and supplies high precision bearing components consisting of balls, rollers, seals, and retainers for leading bearing manufacturers on a global basis. In addition, the Company manufactures a variety of other plastic components. NN, Inc. had sales of US $193 million in 2002.

With the exception of the historical information contained in the release, the matters described herein contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to be materially different from such forward-looking statements. Such factors

include, among others, general economic conditions and economic conditions in the industrial sector, competitive influences, risks that current customers will commence or increase captive production, risks of capacity underutilization, quality issues, availability of raw materials, currency and other risks associated with international trade, the Company's dependence on certain major customers, and other risk factors and cautionary statements listed from time to time in the Company's periodic reports filed with the Securities and Exchange
Commission, including, but not limited to, the Company's Annual Report on 10-K for the fiscal year ended December 31, 2001.

                            (Financial Tables Follow)

                                                               NN, Inc.
                                                    Condensed Statements of Income
                                               (In Thousands, except per share amounts)
                                                             (Unaudited)

                                                 Three Months Ended             Twelve Months Ended
                                                    December 31,                    December 31,
                                                 2002           2001             2002         2001
                                           -------------------------------   ---------------------------
Net sales                                          $ 49,144      $ 39,997        $ 192,981    $ 180,151
Cost of goods sold                                   36,972        31,105          144,274      137,221
                                           -------------------------------   ---------------------------
    Gross profit                                     12,172         8,892           48,707       42,930

Selling, general and administrative                   3,947         4,428           17,259       16,752
Depreciation and amortization                         2,769         3,169           11,212       13,340
Restructuring and impairment costs                    1,199         1,562            1,277        2,312
                                           -------------------------------   ---------------------------
Income from operations                                4,257         (267)           18,959       10,526

Interest expense, net                                   574           792            2,451        4,006
Equity in (earnings) loss of
unconsolidated affiliate                                  -            13                -            -
Net gain on involuntary conversion                        -             -                -      (3,901)
Net gain on purchase of minority interest           (5,904)             -          (5,904)            -
Other income                                             29           275            (487)        (186)
                                           -------------------------------   ---------------------------

Income before provision for income
taxes                                                 9,558       (1,347)           22,899       10,607

Provision for income taxes                            1,500         (786)            6,457        4,094

Minority interest in consolidated
subsidiary                                              769           474            2,778        1,753
                                           -------------------------------   ---------------------------
Income before cumulative effect of
change in accounting principle                        7,289       (1,035)           13,664        4,760
Cumulative effect of change in
accounting principle, net of income
tax benefit of $112                                       -             -                -           98
                                           -------------------------------   ---------------------------
Net income                                         $  7,289     $ (1,035)         $ 13,664     $  4,662
                                           ===============================   ===========================

Diluted income (loss) per common share              $  0.46     $  (0.07)          $  0.87      $  0.30
                                           ===============================   ===========================

Weighted average diluted shares                      15,709        15,679           15,714       15,540
                                           ===============================   ===========================

                                       NN, Inc.
                               Condensed Balance Sheets
                                    (In Thousands)
                                      (Unaudited)

                                                       December 31,     December 31,
                                                           2002             2001
                                                     -----------------------------------
Assets
Current assets:
Cash                                                           $ 5,144          $ 3,024
Accounts receivable, net                                        28,966           24,832
Inventories, net                                                23,402           23,418
Other current assets                                             4,359            4,343
                                                     -----------------------------------
  Total current assets                                          61,871           55,617

Property, plant and equipment, net                              88,199           82,770
Assets held for sale                                             2,213            4,348
Goodwill, net                                                   42,166           40,282
Other assets                                                     4,016            5,118
                                                     -----------------------------------
  Total assets                                               $ 198,465        $ 188,135
                                                     ===================================

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                                               $23,020          $15,693
Accrued salaries and wages                                       6,354            3,813
Income taxes payable                                               620            2,377
Payable to affiliates                                              566            1,277
Short-term portion of long-term notes payable                    7,000            7,000
Other liabilities                                                2,675            3,237
                                                     -----------------------------------
  Total current liabilities                                     40,235           33,397

Minority interest in consolidated subsidiaries                  19,706           30,932
Deferred income taxes                                            9,791            6,499
Long-term notes payable                                         46,135           47,661
Other                                                            9,319            7,607
                                                     -----------------------------------
  Total Liabilities                                            125,186          126,096

  Total stockholders' equity                                    73,279           62,039

  Total liabilities and stockholders' equity                 $ 198,465        $ 188,135
                                                     ===================================